TECHNE ANNOUNCES RESIGNATION OF CHIEF FINANCIAL
                           OFFICER GREGORY MELSEN

Minneapolis, Minnesota - January 2, 2014 - Techne Corporation (NASDAQ: TECH) today announced that Gregory J. Melsen will resign from his position as Chief Financial Officer, effective February 3, 2014, to pursue other opportunities. Mr. Melsen has served as Techne's Chief Financial Officer since 2004.

Techne has begun the process of identifying a successor to Mr. Melsen and expects to announce the appointment of such successor in the coming months.

"I would like to thank Greg for his immense contributions to Techne during the past nine years," stated Charles Kummeth, President and Chief Executive Officer of Techne. "Greg was instrumental in the recent leadership transition, and the experienced financial team that Greg has put in place will ensure that the current transition is seamless. On behalf of Techne, I wish Greg all the best for the future."

Mr. Melsen said, "Being Chief Financial Officer of Techne has been a great professional experience, and I look forward to watching the Company continue to execute the strategies that have recently been put into place."


About Techne Corporation

Techne Corporation and Subsidiaries (the Company) are engaged in the development, manufacture and sale of biotechnology products and hematology calibrators and controls. These activities are conducted through the Company's two operating subsidiaries: Research and Diagnostic Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England.

R&D Systems is a specialty manufacturer of biological products. R&D Systems has four subsidiaries: BiosPacific, Inc. (BiosPacific), located in Emeryville, California, Boston Biochem, Inc., located in Cambridge, Massachusetts, Bionostics Holdings Limited (Bionostics), operating in Devens, Massachusetts, and R&D Systems China Co. Ltd., (R&D China), located in Shanghai, China. BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. Boston Biochem is a leading developer and manufacturer of ubiquitin-related research products. Bionostics is a leading supplier of control solutions used in point of care blood glucose and blood gas testing.

R&D China and R&D Europe distribute the Company's biotechnology products. R&D Europe has two subsidiaries: Tocris Holdings Ltd. (Tocris) of Bristol, England and R&D Systems GmbH, a German sales operation. Tocris is a leading supplier of chemical reagents for non-clinical life science research.

Forward-Looking Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker's current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. Forward-looking statements can generally be identified by the words "believe," "expect," "anticipate" or "intend" or similar words. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the integration of new leadership, the introduction and acceptance of new biotechnology and hematology products, the levels and particular directions of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.


Contact
Charles Kummeth
Chief Executive Officer
Techne Corporation
(612) 379-8854